Exhibit 10.1

PROMISSORY NOTE & STOCK OPTION

MODIFICATION AGREEMENT

Reference is made to the following transaction documents:

A. The Line of Credit Note in the principal amount of up to $1,000,000, issued by Dreams, Inc., a Utah corporation (“Dreams”) to Brett Tannenbaum (“Tannenbaum”), dated August 2004 (the “Note”);

B. The Stock Option Agreement between Dreams and Tannenbaum dated August 2004 (the “Option”);

WHEREAS, the parties to the Note and the Option have agreed to amend the terms of the Note and to cancel the Option.

NOW THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Extension of Maturity Date of the Note. The maturity date of the Note is hereby extended from January 15, 2005 until April 29, 2005.

2. Change in Conversion Price of the Note. The conversion price of the Note is hereby changed from $0.05 per share to a price per share equal to the lesser of: (i) the average closing sale price of a share of the common stock of Dreams (the “Common Stock”) for the three trading days immediately preceding the date on which a conversion notice is received by Dreams, and (ii) in the event Dreams sells Common Stock or securities convertible into Common Stock (“Common Stock Equivalents”) after the date hereof, then, and in that event, the lowest price per share of Common Stock or Common Stock Equivalent exercise/conversion price, as the case may be, so sold by Dreams. In the event the outstanding Common Stock is hereafter changed into or exchanged for a different kind of shares, or other securities of Dreams, or of another entity, by reason of merger, consolidation, other reorganization, recapitalization, or reclassification, the aggregate number, price and kind of securities subject to the conversion rights of the Note shall be adjusted appropriately by Dreams’ Board of Directors.

3. Cancellation of Option. The Option is hereby terminated and cancelled as of the date hereof.

4. Miscellaneous.

A. In the event that any provision of this Promissory Note and Stock Option Modification Agreement (the “Agreement”) is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable. If, notwithstanding the foregoing, any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Agreement and without affecting the validity or enforceability of such provision or the other provisions of this Agreement in any other jurisdiction.

B. Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

C. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

This Agreement is dated as of January 25, 2005, and is effective as of January 15, 2005.

Dreams, Inc.

By:	/s/ David M. Greene
Name:	David M. Greene
Its:	Senior V.P.

/s/ Brett Tannenbaum
Brett Tannenbaum

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